Exhibit 99.1

InspireMD Reports Second Quarter 2025 Financial Results

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Management to host investor conference call today, August 5th, at 8:30am ET
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Miami, FL — August 5, 2025 – InspireMD, Inc. (Nasdaq: NSPR), developer of the CGuard® Prime carotid stent system for the prevention of stroke, today announced financial and operating results for the second quarter and six months ended June 30, 2025.

Recent Business Highlights:

●	Received premarket application (PMA) approval from the U.S. Food and Drug Administration (FDA) for the CGuard Prime carotid stent system
●	Commenced commercial launch of the CGuard Prime carotid stent system in the U.S. Market
●	Raised $58 million in gross proceeds from an equity private placement and the exercise of existing warrants to advance growth initiatives
●	Received CE Mark approval under the European Medical Device Regulation (MDR) for CGuard Prime EPS, with plans to launch in third quarter
●	Strengthened leadership team with the appointment of Mike Lawless as Chief Financial Officer
●	Added Raymond W. Cohen to Board of Directors

Marvin Slosman, CEO of InspireMD, commented: “Over the last few months, our team has executed the most significant set of milestones in InspireMD’s history, as we obtained approval for our proprietary CGuard Prime carotid stent system in the U.S. and began its commercial rollout. These transformational milestones were years in the making and validate our vision and execution. Backed by a fully trained, world-class commercial team, we are now focused on scaling with discipline and precision to unlock the full potential of our platform.”

“Our forward momentum is further supported by the recent addition of $58 million in gross proceeds to our balance sheet, evidencing clear confidence from investors who share our conviction in InspireMD’s future. We are entering a new era of growth, and we are laser-focused on establishing our breakthrough technology as the standard of care in the treatment of carotid artery disease and the prevention of stroke. We look forward to bringing meaningful impact to physicians and patients across the U.S.”

Financial Results for the Second Quarter Ended June 30, 2025

For the second quarter of 2025, total revenue increased by $39,000, or 2.3%, to $1,778,000, from $1,739,000 during the second quarter of 2024. This increase was driven by continued adoption of the Company’s CGuard technology in existing markets and the positive impact of exchange rates offset by decreased revenue from Russia, and distributors managing CGuard inventory levels in anticipation of CGuard Prime approval in Europe.

Gross profit (revenue less cost of revenues) for the second quarter of 2025 decreased by $18,000, or 5.4%, to $313,000, from $331,000, during the second quarter of 2024.

Total operating expenses for the second quarter of 2025 were $13,332,000, an increase of $4,741,000, or 55.2% compared to $8,591,000 for the second quarter of 2024. This increase was primarily due to higher salaries and share-based compensation tied to U.S. sales force expansion ahead of FDA approval. Additional increases stemmed from CGuard Prime launch preparation, U.S. facility rent, and CFO severance fees.

Financial expense, net for the second quarter of 2025 was $132,000, a decrease of $483,000 compared to financial income of $351,000 for the second quarter of 2024. This decrease was primarily due to the impact of foreign exchange and less interest income from investments in marketable securities and money market funds.

Net loss for the second quarter of 2025 totaled $13,151,000 or $0.26 per basic and diluted share, compared to a net loss of $7,909,000, or $0.22 per basic and diluted share, for the same period in 2024.

As of June 30, 2025, cash and cash equivalents and marketable securities were $19,374,000 compared to $34,637,000 as of December 31, 2024.

Financial Results for the Six Months Ended June 30, 2025

For the six months ended June 30, 2025, revenue increased by $57,000, or 1.8%, to $3,307,000, from $3,250,000 for the six months ended June 30, 2024. This increase was driven by continued adoption of our CGuard technology in existing markets, offset by decreased revenue from Russia, the impact of exchange rates, and distributors managing CGuard inventory levels in anticipation of CGuard Prime approval in Europe.

For the six months ended June 30, 2025, gross profit (revenue less cost of revenues) decreased by 2.8%, or $18,000, to $605,000, compared to $623,000 for the same period in 2024.

Total operating expenses for the six months ended June 30, 2025, were $25,084,000, an increase of $8,787,000, or 53.9% compared to $16,297,000 for six months ended June 30, 2024. This increase was primarily due to higher salaries and share-based compensation tied to U.S. sales force expansion ahead of FDA approval. Additional increases stemmed from development and regulatory activities for SwitchGuard NPS, CGuard Prime launch preparation, U.S. facility rent, promotional activities and CFO severance fees.

Financial income, net for the six months ended June 30, 2025, was $162,000, a decrease of $571,000 compared to financial income of $733,000 for the six months ended June 30, 2024. This decrease was primarily due to a reduction in income from investments in marketable securities and money market funds, as well as an increase in financial expenses resulting from exchange rate fluctuations.

Net loss for the six months ended June 30, 2025, totaled $24,317,000 or $0.48 per basic and diluted share, compared to a net loss of $14,941,000, or $0.43 per basic and diluted share, for the same period in 2024.

Conference Call and Webcast Details

Management will host a conference call at 8:30 am ET today, August 5th, to review financial results and provide an update on corporate developments.  Following management’s formal remarks, there will be a question-and-answer session.

Tuesday, August 5th at 8:30 a.m. ET

Domestic:	1-800-579-2543
International:	1-785-424-1789
Conference ID:	IMD2Q25
Webcast:	Webcast Link – Click Here
https://viavid.webcasts.com/starthere.jsp?ei=1723041&tp_key=b02c396fff

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ mesh technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free long-term outcomes. InspireMD’s common stock is quoted on Nasdaq under the ticker symbol NSPR. We routinely post information that may be important to investors on our website. For more information, please visit www.inspiremd.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements regarding InspireMD or its management team’s expectations, hopes, beliefs, intentions or strategies regarding future events, future financial performance, strategies, expectations, competitive environment and regulation, including expectations regarding financial runway, U.S. commercial launch and expansion, and the exercise of any warrants. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “scheduled” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with our history of recurring losses and negative cash flows from operating activities; substantial doubt about our ability to continue as a going concern; significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives; our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out stockholders’ ownership interests; market acceptance of our products; an inability to secure and maintain regulatory approvals for the sale of our products; negative clinical trial results or lengthy product delays in key markets; our ability to maintain compliance with the Nasdaq listing standards; our ability to generate revenues from our products and obtain and maintain regulatory approvals for our products; our ability to adequately protect our intellectual property; our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary; the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that our technology is an attractive alternative to other procedures and products; intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do; entry of new competitors and products and potential technological obsolescence of our products; inability to carry out research, development and commercialization plans; loss of a key customer or supplier; technical problems with our research and products and potential product liability claims; product malfunctions; price increases for supplies and components; insufficient or inadequate reimbursement by governmental and other third-party payers for our products; our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful; adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions; the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction; the escalation of hostilities in Israel, which could impair our ability to manufacture our products; and current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Webb Campbell

Gilmartin Group LLC

Webb@gilmartinir.com

investor-relations@inspiremd.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(Unaudited)

(U.S. dollars in thousands, except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenues	$1,778	$1,739	$3,307	$3,250
Cost of revenues	1,465	1,408	2,702	2,627

Gross Profit	313	331	605	623

Operating Expenses:
Research and development	3,834	3,401	7,893	6,026
Selling and marketing	4,172	1,445	6,922	2,682
General and administrative	5,326	3,745	10,269	7,589

Total operating expenses	13,332	8,591	25,084	16,297

Loss from operations	(13,019)	(8,260)	(24,479)	(15,674)

Financial income (expense), net	(132)	351	162	733

Net Loss	$(13,151)	$(7,909)	$(24,317)	$(14,941)

Net loss per share – basic and diluted	$(0.26)	$(0.22)	$(0.48)	$(0.43)

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES USED IN COMPUTING NET LOSS PER SHARE - basic and diluted	51,003,900	35,877,926	50,508,660	35,060,450

CONDENSED CONSOLIDATED BALANCE SHEETS (1)

(Unaudited)

(U.S. dollars in thousands, except share and per share data)

	June 30,	December 31,
	2025	2024

ASSETS
Current Assets:
Cash and cash equivalents	$11,509	$18,916
Marketable securities	7,865	15,721
Accounts receivable:
Trade, net	1,592	1,572
Other	496	682
Prepaid expenses	947	1,060
Inventory	3,054	2,570

Total current assets	25,463	40,521

Non-current assets:
Long term deposit	433	426
Property, plant and equipment, net	3,101	2,371
Operating lease right of use assets	3,069	2,360
Funds in respect of employee rights upon retirement	1,276	1,129

Total non-current assets	7,879	6,286

Total assets	$33,342	$46,807

CONDENSED CONSOLIDATED BALANCE SHEETS (1)

(Unaudited)

(U.S. dollars in thousands, except share and per share data)

	June 30,	December 31,
	2025	2024
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accruals:
Trade	$1,518	$1,254
Other	7,550	6,424
Total current liabilities	9,068	7,678

Long-term liabilities:
Operating lease liabilities net of current maturities	2,507	1,796
Liability for employee rights upon retirement and others	1,524	1,247
Total long-term liabilities	4,031	3,043

Total liabilities	$13,099	$10,721

Equity:
Common stock, par value $0.0001 per share; 150,000,000 shares authorized at June 30, 2025, and December 31, 2024; 32,552,888 and 26,611,033 shares issued and outstanding on June 30, 2025, and December 31, 2024, respectively	3	3

Preferred C shares, par value $0.0001 per share; 1,172,000 shares authorized at June 30, 2025, and December 31, 2024; 1,718 shares issued and outstanding at June 30, 2025, and December 31, 2024, respectively	*	*
Additional paid-in capital	298,063	289,589
Accumulated deficit	(277,823)	(253,506)

Total equity	20,243	36,086

Total liabilities and equity	$33,342	$46,807

(1) All June 30, 2025, financial information is derived from the Company’s 2025 unaudited financial statements, as disclosed in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 4, 2025. All December 31, 2024, financial information is derived from the Company’s 2024 audited financial statements as disclosed in the Company’s Annual Report on Form 10-K, for the twelve months ended December 31, 2024, filed with the Securities and Exchange Commission on March 12, 2025.